As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1488595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(281) 949-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James L. McCulloch

Executive Vice President, General Counsel and Secretary

Forum Energy Technologies, Inc.

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(281) 949-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. David Kirkland, Jr.

James B. Marshall

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	32,899,466	$15.45	$508,296,750	$63,283

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the registrant’s common stock on October 2, 2017, as reported by the New York Stock Exchange. The proposed maximum offering price per share of common stock will be determined from time to time by the selling securityholders in connection with, and at the time of, the sale by the selling securityholders of the securities registered hereunder.

Prospectus

Forum Energy Technologies, Inc.

32,899,466 Shares of Common Stock

This prospectus relates to the offer and sale of an aggregate of 32,899,466 shares of common stock, par value $0.01 per share, of Forum Energy Technologies, Inc. by the selling securityholders named in the “Selling Securityholders” section of this prospectus. One or more selling securityholder may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling securityholders you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount or at what time or times the selling securityholders may sell shares covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling securityholders will bear all commissions, fees and discounts, if any, attributable to the sale of shares.

Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “FET.” On October 2, 2017, the last reported sale price of our common stock on the NYSE was $15.10.

Investing in our common stock involves risks. Please carefully review the information under the heading “Risk Factors” beginning on page 2 of this prospectus. In addition, risks associated with any investment in our common stock may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may offer and sell, from time to time, a total of 32,899,466 shares of our common stock under this shelf registration statement. This prospectus provides you with a general description of the common stock the selling securityholders may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may also add to, update or change the information contained in this prospectus. To the extent the information in the prospectus supplement is inconsistent with this prospectus, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “the company,” “we,” “our,” “ours,” “us” and “Forum” refer to Forum Energy Technologies, Inc. and its consolidated subsidiaries, except as the context otherwise requires or as otherwise indicated.

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the selling securityholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference in this prospectus is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT FORUM ENERGY TECHNOLOGIES, INC.

We are a global oilfield products company, serving the drilling, subsea, completion, production and infrastructure sectors of the oil and natural gas industry. We design, manufacture and distribute products, and engage in aftermarket services, parts supply and related services that complement our product offering. Our product offering includes a mix of highly engineered capital products and frequently replaced items that are used in the exploration, development, production and transportation of oil and natural gas. Our capital products are directed at: drilling rig equipment for new rigs, upgrades and refurbishment projects; subsea construction and development projects; the placement of production equipment on new producing wells; pressure pumping equipment; and downstream capital projects. Our engineered systems are critical components used on drilling rigs, for completions or in the course of subsea operations, while our consumable products are used to maintain efficient and safe operations at well sites in the well construction process, within the supporting infrastructure and at processing centers and refineries.

Our executive offices are located at 920 Memorial City Way, Suite 1000, Houston, Texas 77024, and our telephone number is (281) 949-2500.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When the selling securityholders offer and sell any common stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

Sales of our common stock by the selling securityholders may cause our stock price to decline.

As of October 2, 2017, we had 108,087,310 shares of common stock outstanding. Sales of substantial amounts of our common stock in the public market, or the perception that those sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common stock.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including the information we incorporate by reference, regarding future financial performance, capital sources and results of operations and other statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such statements are those concerning strategic plans, expectations and objectives for future operations and performance. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” “could,” “should,” “may,” or similar expressions are intended to be among the statements that identify forward-looking statements.

Forward-looking statements may include statements about:

•	business strategy;

•	cash flows and liquidity;

•	the volatility and impact of recent significant declines in oil and natural gas prices;

•	the availability of raw materials and specialized equipment;

•	our ability to accurately predict customer demand;

•	customer order cancellations or deferrals;

•	competition in the oil and gas industry;

•	governmental regulation and taxation of the oil and natural gas industry;

•	environmental liabilities;

•	political, social and economic issues affecting the countries in which we do business;

•	our ability to deliver our backlog in a timely fashion;

•	our ability to implement new technologies and services;

•	availability and terms of capital;

•	general economic conditions;

•	our ability to successfully manage our growth, including risks and uncertainties associated with integrating and retaining key employees of the businesses we acquire;

•	benefits of our acquisitions;

•	availability of key management personnel;

•	availability of skilled and qualified labor;

•	operating hazards inherent in our industry;

•	the continued influence of our largest shareholder;

•	the ability to establish and maintain effective internal control over financial reporting;

•	financial strategy, budget, projections and operating results;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

Such statements are subject to numerous risks, uncertainties and assumptions that are beyond our ability to control, including, but not limited to, the risks and uncertainties described under “Risk Factors” above and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which are applicable only on the date hereof. We do not undertake and expressly disclaim any obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

All of the shares of our common stock being offered pursuant to this prospectus are being offered by the selling securityholders. We will not receive any proceeds from the sale of those shares.

SELLING SECURITYHOLDERS

We are registering 32,899,466 shares of common stock covered by this prospectus on behalf of the selling securityholders named in the table below.

On August 25, 2017, we entered into a Purchase and Sale Agreement by and among Q-GT (V) Investment Partners, LLC (“Quantum”), us and, for limited purposes, Global Tubing, LLC to acquire all of Quantum’s membership interests in Global Tubing, LLC through our subsidiary, Forum Global Tubing LLC. In connection with the acquisition, we issued 10,000,000 shares of our common stock to Quantum. As part of the transaction, we agreed to file a registration statement with regard to such shares. In addition, other existing holders of “piggyback” registration rights requested that their securities be included in this Registration Statement.

The table below identifies the selling securityholders and other information regarding the beneficial ownership of our common stock by the selling securityholders. The amounts listed under “Ownership of Common Stock Before Offering” in the following table represent the number and percentage of shares of common stock beneficially owned by the selling securityholders as of October 2, 2017. Please see the “Conflicts of Interest and Related Person Transactions” section of the proxy statement filed on Schedule 14A for our 2017 annual meeting of stockholders, which is incorporated herein by reference, for a description of material relationships and transactions between us and certain of the selling securityholders. David C. Baldwin, Andrew L. Waite and Terence M. O’Toole are members of our board of directors. Each of Messrs. Baldwin and Waite is a Co-President of L.E. Simmons & Associates, Incorporated (“LESA”), the ultimate general partner of each of SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2012A, L.P. and SCF 2012B, L.P. (collectively, the “SCF Partnerships”). Mr. O’Toole is the Co-Managing Member of Tinicum Lantern III, L.L.C., the manager of Tinicum FET.

We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares beneficially owned by each selling securityholder and the percentage ownership of the selling securityholder, the number of common shares subject to options or warrants held by the selling securityholder that are currently exercisable or exercisable within 60 days of October 2, 2017 are deemed outstanding. As a group, prior to this offering, the selling securityholders beneficially own 33,199,466 shares of our common stock, or 34.37% of our common stock, in the aggregate. The percentages of shares owned are based on 108,087,310 shares of our common stock outstanding as of October 2, 2017.

Because the selling securityholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling securityholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling securityholders.

	Ownership of Common Stock Before Offering		Number of Shares Being Offered	Ownership of Common Stock After Offering
Selling Securityholders	Number	Percentage		Number	Percentage
Q-GT (V) Investment Partners, LLC(1)	10,000,000	9.25%	10,000,000	0	0.00%
SCF-V, L.P.(2)	6,918,619	6.40%	6,918,619	0	0.00%
SCF 2012A, L.P.(2)	1,941,403	1.80%	1,941,403	0	0.00%
SCF-VI, L.P.(2)	4,046,515	3.74%	4,046,515	0	0.00%
SCF 2012B, L.P.(2)	1,113,543	1.03%	1,113,543	0	0.00%
SCF-VII, L.P.(2)	6,512,720	6.03%	6,512,720	0	0.00%
Tinicum FET, L.L.C.(3)	2,666,666	2.47%	2,366,666	300,000	0.28%

(1)

QEM V, LLC (“QEM V LLC”) is the managing member of Q-GT (V) Investment partners, LLC (“Q-GT”). QEM V LLC may be deemed to share voting and dispositive power over the securities held by Q-GT and may also be deemed to be the beneficial owner of these securities. QEM V LLC disclaims beneficial ownership of such securities in excess of its pecuniary interest in the securities. Any decision taken by QEM

V LLC to vote, or to direct the voting of, and to dispose, or to direct the disposition of, the securities held by Q-GT would require the approval of a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by Q-GT and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities. The mailing address for Q-GT and for Mr. VanLoh is 1401 McKinney St., Suite 2700, Houston, Texas 77010.
(2)	L.E. Simmons is the natural person who has voting and investment control over the securities owned by the SCF Partnerships. Mr. Simmons serves as the Chairman and sole member of the board of directors of LESA, the ultimate general partner of the SCF Partnerships. Because the SCF Partnerships are controlled by LESA, each of these entities may be considered to be a group for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended.
(3)	Tinicum Lantern III, L.L.C, serves as the manager of Tinicum FET. Terence M. O’Toole serves as co-managing member of Tinicum Lantern III, L.L.C.

Information about the selling securityholders may change over time. Any changed information will be set forth to the extent provided to us by the selling securityholders in prospectus supplements, if and when necessary.

PLAN OF DISTRIBUTION

All shares of common stock being offered under this prospectus are being offered on behalf of the selling securityholders. The shares offered by this prospectus may be sold from time to time by or for the account of the selling securityholders pursuant to this prospectus or pursuant to Rule 144 under the Securities Act. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price (in each case as determined by the selling securityholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

The shares may be sold by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting,

•	through a block trade (which may involve crosses) in which the selling securityholder’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,

•	through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE,

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	through privately negotiated transactions,

•	through the distribution of the securities by any selling securityholder to its partners, members or stockholders,

•	through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise,

•	through short sales,

•	“at the market” or through market makers or into an existing market for the shares, or

•	through any other method permitted by applicable law.

Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders, from purchasers of shares for whom they act as agents or from both sources. The selling securityholders do not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling securityholders will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.

The selling securityholders may pledge or grant a security interest in some or all of the shares of common stock they own and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under such prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

The selling securityholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling securityholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

The selling securityholders will be subject to applicable provisions of the Exchange Act, and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

LEGAL MATTERS

The legality of the shares of common stock offered under this Prospectus will be passed upon by John C. Ivascu, the Vice President, Associate General Counsel and Assistant Secretary of Forum. Mr. Ivascu is paid a salary by us, participates in various employee benefit plans offered to our employees generally, and owns and has options to purchase a number of shares that is less than 1% of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 21, 2017, May 18, 2017, August 28, 2017 and October 3, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 11, 2012, as that description may be updated from time to time.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Forum Energy Technologies, Inc.

920 Memorial City Way, Suite 1000

Houston, Texas 77024

Attention: Investor Relations

Telephone: (281) 949-2500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	$63,283
Printing expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation and Bylaws

The Company’s third amended and restated certificate of incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided for in the certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Company’s third amended and restated certificate of incorporation also contains indemnification rights for the directors and officers. Specifically, the third amended and restated certificate of incorporation provides that the Company shall indemnify its officers and directors to the fullest extent authorized by the DGCL.

The Company’s second amended and restated bylaws will provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Certain Other Arrangements

The Company has obtained directors’ and officers’ insurance to cover its directors, officers and some employees for certain liabilities.

Each of the Company’s current and former directors and officers are indemnified pursuant to an indemnification agreement and to the fullest extent possible under law against all losses pertaining to certain actions taken by them, or failures to act. Pursuant to these agreements, if an officer or director makes a claim of indemnification to the Company, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the Company to indemnify the officer or director.

Item 16.	Exhibits.

See Index to Exhibits.

Item 17.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

*4.1	Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. (the “Company”) dated March 28, 2011 (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 File No. 333-180676, filed on August 31, 2011 (the “Registration Statement”), filed on March 29, 2012).

*4.2	Second Amended and Restated Bylaws of the Company dated April 17, 2012 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 17, 2012).

*4.3	Form of the Company’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement, filed on December 29, 2011).

5.1	Opinion and consent of John C. Ivascu, Vice President, Associate General Counsel and Assistant Secretary of the Company.

*10.1	Registration Rights Agreement, dated October 2, 2017, by and between the Company and Q-GT (V) Investment Partners, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 2, 2017).

*10.2	Amendment No. 2 to the Registration Rights Agreement, dated August 25, 2017, by and among the Company and the stockholders party thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 28, 2017).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of John C. Ivascu (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page herein).

*	Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 4, 2017.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ Prady Iyyanki
Prady Iyyanki
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Prady Iyyanki, James W. Harris and James L. McCulloch, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on October 4, 2017.

FORUM ENERGY TECHNOLOGIES, INC.

/s/ C. Christopher Gaut C. Christopher Gaut	Executive Chairman of the Board

/s/ Prady Iyyanki Prady Iyyanki	Chief Executive Officer (Principal Executive Officer)

/s/ James W. Harris James W. Harris	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Evelyn M. Angelle Evelyn M. Angelle	Director

/s/ David C. Baldwin David C. Baldwin	Director

/s/ John A. Carrig John A. Carrig	Director

/s/ Michael McShane Michael McShane	Director

/s/ Terence O’Toole Terence O’Toole	Director

/s/ Franklin Myers Franklin Myers	Director

/s/ Louis A. Raspino Louis A. Raspino	Director

/s/ John Schmitz John Schmitz	Director

/s/ Andrew L. Waite Andrew L. Waite	Director